Exhibit 10.6(e)

                              EMPLOYMENT AGREEMENT

     This Agreement, dated April 16, 1996, is entered into by and between Applied Graphics Technologies, Inc., a Delaware corporation ("AGT"), and Louis Salamone, Jr., (hereinafter referred to as "Salamone" or the "Employee") an individual residing at 221 Woods End, Basking Ridge, New Jersey 07920. In consideration of the mutual covenants set forth herein, the parties agree as follows:

     1. Employment Term. Subject to the further terms and conditions of this Agreement, AGT employs Employee as Senior Vice President and Chief Financial Officer for the period beginning on the Commencement Date and ending on the day before the second anniversary of the Commencement Date (the "Term"); provided that no later than six months before the expiration of the Term, AGT shall notify Employee as to whether AGT intends to extend Employee's employment for one additional year beyond the Term. The Commencement Date shall be a mutually agreed upon date between May 1, 1996 and June 1, 1996.

     2. Employee will generally attend meetings of the Board of the Directors and will attend meetings of Board Committees, as appropriate.

     3. Compensation.

     (a)       AGT will pay Employee a salary at the rate of $240,000 per annum.

     (b) With respect to each of AGT's fiscal years, Employee shall be eligible for a cash bonus in an amount, if any, to be determined in the sole discretion of AGT.

     (c) The salary and bonus referred to in subparagraphs (a) - (b) above represent all of Employee's cash compensation, and accordingly, Employee shall not be entitled to any overtime, weekend or holiday compensation.

     (d) Employee shall receive those insurance, retirement and other benefits generally provided to AGT's other senior executives of similar rank and tenure.

     (e) Employee shall be reimbursed for all reasonable travel and entertainment expenses incurred in the furtherance of AGT's business, upon submission by Employee of reasonable documentation.

     4. Duties. During the term of this Agreement, Employee agrees to fulfill the duties of Chief Financial Officer of AGT. Employee shall report to the Chief Operating Officer of AGT, and shall devote all of his business efforts to the performance of his duties as Chief Financial Officer, and shall do so to the best of his abilities.

     5. Leaves. Employee shall be entitled to a four (4) week vacation during each year of the Term, and such other leaves, if any, as may be provided generally to AGT's other senior executives.

     6. Termination.

     (a) This Agreement shall terminate prior to the expiration hereof in the event of Employee's death, permanent disability, or discharge for cause. "Cause" shall mean (i) the conviction of or pleas of guilty or nolo-contender to any felony or business-related misdemeanor; (ii) the reasonable determination by AGT's Board of Directors or Chief Executive Officer that Employee has engaged in an act of personal dishonesty in any way relating to or affecting the performance of his duties for AGT, its parents, subsidiaries or affiliates; (iii) a breach of fiduciary duty; (iv) the intentional failure to perform assigned duties; (v) gross negligence in the performance of duties; (vi) a material breach of any of the provisions of this Agreement; or (vii) the commission of any other action with the intent to harm or injure AGT, its parents, subsidiaries or affiliates. In the event that AGT terminates Employee for cause, Employee shall be entitled to compensation earned up to the date of termination, but no other compensation, and AGT reserves the right to seek appropriate relief for whatever damage may have resulted from that "cause". "Permanent disability" shall mean a physical or mental illness, disability or disfigurement which renders Employee incapable of performing his normal services hereunder for a continuous period of 8 weeks, or an aggregate of 16 weeks during any 52 week period. In the event Employee is disabled for less than such 8 or 16 weeks, respectively, Employee shall nonetheless be entitled to full compensation during such period. In the event of Employee's permanent disability or death, Employee shall be entitled to full compensation until the effective date of his termination, but no other compensation.



     (b) AGT shall be entitled to terminate this Agreement at any time without any reason or cause whatsoever. However, in the event AGT exercises its rights under this Paragraph 6(b), (i) any unvested stock options which have been granted to Employee shall immediately vest and be subject to exercise within 90 days and
               (ii) AGT shall continue to pay Employee's salary and benefits under Paragraph 3(a) for the remainder of the term set forth in Paragraph 1; provided however that Employee shall make a good faith effort to find other employment and any amounts due under this clause (ii) shall be offset by any compensation earned or received by Employee from other persons or entities with respect to any services performed by him during the remainder of said term.

     (c) Amounts payable to Employee pursuant to this Section 6 shall be paid in accordance with AGT's usual payroll practices.

     7. Noncompetition, Nonsolicitation and Confidentiality. As a material inducement to AGT to employ him, Employee agrees to execute the Noncompetition, Nonsolicitation and Confidentiality Agreement attached hereto as Exhibit A, the terms of which are incorporated herein by reference.

     8. Absence of Restrictions. Employee represents and warrants that he is not a party to any agreement or contract pursuant to which there is any restriction or limitation upon him entering into this Agreement or performing the duties called for by this Agreement.

     9. In consideration of Employee's agreement to begin employment on the Commencement Date, Salamone shall be granted options to purchase 125,000 shares of AGT's common stock at the price at which such shares are sold to the public pursuant to AGT's Registration Statement dated January 19, 1996.

     (a) Such options shall vest at the rate of 20% per year, such vesting to occur at the end of each 365 day period after the grant of the options.

     (b) The options will be subject to such other terms and conditions as are established by the Compensation Committee of the Board of Directors.

     10. Notices. All notices, consents and other communications required or permitted to be given hereunder shall be in writing and delivered personally or sent by certified or registered mail, postage prepaid, as follows:

     (a) if to Employee, to: Louis Salamone, Jr., 221 Woods End, Basking Ridge, New Jersey 07920.

     (b) if to AGT, to: Fred Drasner, 450 West 33rd Street, New York, NY 10001, with a copy to Martin D. Krall at the same address.



     Any notice so given shall be deemed received when delivered personally, or, if mailed, three days after it is deposited, postage prepaid, by certified mail, in the United States mail. Either party may change the address to which notices are to be sent by giving written notice of such change of address to the other party in the manner herein provided for giving notice.

     10. General.

     (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

     (b)       The section headings  contained herein are for reference purposes
               only  and  shall  not  in  any  way   affect   the   meaning   or
               interpretation of this Agreement.

     (c) This Agreement sets forth the entire agreement and understanding of the parties hereto concerning the subject matter hereof, and supersedes all prior agreements, arrangements and understandings between the parties hereto.

     (d) AGT may assign its rights and obligations under this Agreement to any successor thereto or to any corporation or other entity controlled, or under common control with AGT or any of its Partners. This Agreement is personal to Employee, and neither this Agreement or any of Employee's rights or obligations hereunder may be assigned, pledged or encumbered by him, without the prior written approval of AGT.

     (e) This Agreement may be amended, modified, superseded or canceled, and the terms or covenants hereof may be waived, only by a written instrument executed by both parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant in this Agreement.

     (f) In the event that any one or more of the provisions of this Agreement shall be determined to be invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     (g) Except as otherwise provided in Exhibit A, any and all disputes between the parties hereto concerning any alleged breach or interpretation of this contract or arising out of Employee's employment shall be submitted solely to binding arbitration in accordance with the procedures and rules of the American Arbitration Association applicable at the time of the dispute for a final, non-appealable, binding decision. The parties hereby waive any and all right to proceed in any court or administrative agency; however, should any dispute hereunder be adjudicated by a court, the parties hereto waive any right each may have to a jury trial. In a proceeding of any sort, each party shall bear its own costs and attorneys' fees, unless an intentional breach is claimed, and in such event, if the moving party does not substantially prevail, such party shall pay the other party's legal fees, and if such party does prevail, the other party shall pay the prevailing party's fees.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date shown above. Applied Graphics Technologies, Inc.


                         By: __________________________




                             ---------------------------
                             Louis Salamone, Jr.